Exhibit 99.17(a)

PROXY CARD

VAN WAGONER GROWTH OPPORTUNITIES FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 26, 2008

THE BOARD OF DIRECTORS HAVE UNANIMOUSLY APPROVED THE PROPOSALS AND RECOMMEND THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSALS LISTED BELOW.

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK. Example:■

PROPOSALS:

		FOR	AGAINST	ABSTAIN

1.

To approve a Plan of Reorganization and Termination between Growth Opportunities Fund and Emerging Growth Fund, each a series of Van Wagoner Funds, Inc., and the transactions contemplated thereby, including: (a) the transfer of all the assets of Growth Opportunities Fund to, and the assumption of all the liabilities of Growth Opportunities Fund by, Emerging Growth Fund in exchange solely for shares of Emerging Growth Fund; (b) the distribution of those Emerging Growth Fund shares pro rata to shareholders of the Growth Opportunities Fund; and (c) the termination of Growth Opportunities Fund shortly afterwards

		☐	☐	☐

3.

To approve, subject to the provision of relief by the Securities and Exchange Commission, a “manager of managers” structure for the Fund that would allow VWCM and the Fund to enter into and materially amend subadvisory agreements for the Fund without obtaining shareholder approval

		☐	☐	☐

4.	To approve three new members of the Board of Directors	FOR	WITHOLD

	4a. Mary Avella	☐	☐

	4b. Brian Dombkowski	☐	☐

	4c. Jay Jacobs	☐	☐

		FOR	AGAINST	ABSTAIN

5	To approve an amendment to the Company’s Articles of Incorporation changing the voting requirement for significant corporate events	☐	☐	☐

“Scanner Bar Code”

TAG ID:	CUSIP:

PROXY CARD

VAN WAGONER GROWTH OPPORTUNITIES FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 26, 2008

The undersigned, revoking prior proxies, hereby appoints Susan Freund as attorney-in-fact and proxy of the undersigned, with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of Van Wagoner Growth Opportunities Fund (the “Fund”), a series of Van Wagoner Funds, Inc. (the “Company”), to be held at 3 Embarcadero Center, Suite 1120, San Francisco, California 94111, on September 26, 2008, at 10:00 a.m., local time, or at any adjournment thereof, upon the proposals described in the Notices of Special Meeting and accompanying Proxy Statements and Prospectus and Joint Proxy Statement, which have been received by the undersigned.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS, AND THE PROPOSALS (SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD) HAVE BEEN APPROVED BY THE BOARD OF DIRECTORS.

When properly executed, this proxy will be voted as indicated on the reverse side or “FOR” the proposals if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

[ADDRESS LINE 1] [ADDRESS LINE 2]

Note: Please sign this proxy exactly as your name or names appear hereon.  Each joint owner should sign.  Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

[ADDRESS LINE 3]
[ADDRESS LINE 4]
[ADDRESS LINE 5]	Signature	Date
[ADDRESS LINE 6]
[ADDRESS LINE 7]
	Signature (if held jointly)	Date

Title if a corporation, partnership or other entity

FOLD HERE

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.  THE MATTERS WE ARE SUBMITTING FOR YOUR CONSIDERATION ARE SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER.  PLEASE TAKE THE TIME TO READ THE PROXY STATEMENTS AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED BELOW.

Three simple methods to vote your proxy:

1. Internet:

Log on to www.myproxyonline.com. Make sure to have this proxy card available when you plan to vote your shares.  You will need the control number and check digit found in the box at the right at the time you execute your vote.

Control Number:

2. Touchtone Phone:	Simply dial toll-free 1-866-458-9856 and follow the automated instructions. Please have this proxy card available at the time of the call.	Check Digit:

3. Mail:	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

TAGID: “TAG ID”	CUSIP: “CUSIP”